newsrelease
CTS CORPORATION  Elkhart, Indiana 46514   (574) 523-3800

November 19, 2012
FOR RELEASE:  Immediately

CTS Corporation Announces Appointment of New President and CEO

Elkhart, IN…CTS Corporation (NYSE:CTS) today announced the appointment of Kieran O’Sullivan to the position of President and Chief Executive Officer effective January 7, 2013.  Mr. O’Sullivan will succeed Vinod M. Khilnani, current Chairman and CEO, who will remain on the Board of Directors of the Corporation and continue to serve as Executive Chairman until the Annual Shareholders Meeting in 2013 and retire from CTS Corporation on December 31, 2013. Mr. Khilnani had previously announced his desire to retire and the Board had begun a succession process in March 2012.  It is anticipated that Mr. O’Sullivan will be appointed to the Board of Directors as soon as practicable following his effective date.

“We are excited to bring Kieran O’Sullivan on as CTS’ next President and CEO,” said Vinod M. Khilnani, Chairman and Chief Executive Officer.  “Kieran’s background, operational experience, executive leadership, and capabilities in bringing new technologies to global markets, make him uniquely qualified to lead CTS’ growth initiatives going forward.”

Mr. O’Sullivan, 50, brings over twenty-five years of executive leadership experience in high-growth, technology companies.  Currently, Mr. O’Sullivan is Executive Vice President of Continental AG’s Global Infotainment and Connectivity Business and leads the NAFTA Interior Division, having joined Continental AG in 2006 as part of the acquisition of Motorola’s Automotive Electronics Business.  Prior to that, Mr. O’Sullivan served in various senior management roles at Motorola, Inc. since 1990, including the head of the Interior Electronics Business Unit, Corporate Vice President and General Manager and co-leader of Motorola’s global automotive business.

Mr. O’Sullivan holds a bachelor’s degree in engineering from the University of Limerick and master of business administration degree from University College, Dublin, Ireland and diplomas in aeronautical avionics engineering and electrical engineering.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; rapid technological change; general market conditions in the automotive, communications and computer industries, as well as conditions in the industrial, defense and aerospace and medical markets; reliance on key customers; unanticipated natural or other events such as the Japan earthquake and floods in Thailand; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geographical risks.  For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the Securities and Exchange Commission available at http://www.ctscorp.com/investor_relations/investor.htm.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:         Thomas A. Kroll, Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director of Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone 574-523-3800  FAX 574-293-6146